Exhibit 10.6

THIRD AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This Third Amendment to Convertible Promissory Note (this “Amendment”) is entered into as of January 22, 2024, by and between Streeterville Capital, LLC, a Utah limited liability company (“Lender”), and Outlook Therapeutics, Inc., a Delaware corporation (“Borrower”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Note (as defined below).

A.                Borrower previously issued to Lender that certain Convertible Promissory Note dated December 22, 2022 in the principal amount of $31,820,000.00 (as previously amended, the “Note”).

B.                 Borrower and Lender have agreed to amend the Note, subject to the terms, amendments, conditions and understandings expressed in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2.       Definitions. In addition to the terms defined elsewhere in this Amendment, the following terms, as used herein, have the following meanings:

(a)        “Amendment Conditions” means: (i) Borrower has completed the Offering, (ii) no Event of Default shall have occurred under the Note as of the Offering Completion Date; and (iii) completion of stockholder approval of this Amendment, the Note and the issuance of Conversion Shares in accordance with the requirements of Nasdaq Listing Rule 5635(d).

(b)       “Conditional Amendments” means the (i) Conversion Price Decrease, (ii) Extension, (iii) Extension Fee, (iv) Interest Rate Increase, (v) Minimum Quarterly Debt Service Obligation, and (vi) Share Reserve Increase.

(c)       “Conversion Price Decrease” means, solely for the first $15,000,000.00 in Conversions made by Lender on or after April 1, 2024 and the effectiveness of the Conditional Amendments, the Conversion Price will be the lower of the per share offering price of the Offering (as adjusted for stock splits and stock combinations) and the Conversion Price as defined in the Note. The Conversion Price Decrease will only apply to the first $15,000,000.00 in Conversions made by Lender on or after April 1, 2024 and the effectiveness of the Conditional Amendments, after which time the Conversion Price will revert back to the Conversion Price as defined in the Note.

(d)        “Extension” means extending the Maturity Date to July 1, 2025.

(e)       “Extension Fee” means an extension fee of 7.5% of the Outstanding Balance of the Note, which amount will be calculated and added to the Outstanding Balance on the Offering Completion Date.

(f)       “Interest Rate Increase” means an increase of the rate at which interest will accrue on the Note from 9.5% to the prime rate (as published in the Wall Street Journal) plus 3%, provided, however, in no event will the interest rate drop below 9.5%.

(g)       “Minimum Quarterly Debt Service Obligation” means Borrower’s obligation to reduce the Outstanding Balance of the Note by at least $3,000,000 for each calendar quarter beginning with the second quarter of 2024 and continuing until the Note is repaid in full. For the avoidance of doubt, any Conversion made under the Note during a given quarter will be counted toward the Minimum Quarterly Debt Service Obligation and any cash payments made during a given quarter to satisfy the Minimum Quarterly Debt Service Obligation will be subject to the 7.5% exit fee set forth in Section 1.2 of the Note. Any amount converted by Lender during a given calendar quarter in excess of the Minimum Quarterly Debt Service Obligation will be credited toward meeting the Minimum Quarterly Debt Service Obligation for the next quarter or quarters.

(h)        “Offering” means Borrower raises gross proceeds of at least $25,000,000 through an equity offering.

(i)        “Offering Completion Date” means the date of the funding to Borrower of the Offering proceeds.

(j)       “Purchase Agreement” means the Securities Purchase Agreement between Borrower and Lender dated December 22, 2022.

(k)       “Share Reserve Increase” means within three (3) days of Borrower increasing its number of authorized shares of Common Stock after the date hereof, Borrower will increase the Share Reserve to an amount equal to 2.5 times the number of shares of Common Stock obtained by dividing the Outstanding Balance as of the date of such increase by the Conversion Price and will increase the Share Reserve from time to time upon Lender’s request thereafter if the Share Reserve drops below the required 2.5x coverage ratio.

3.       Conditional Amendments. So long as each of the Amendment Conditions has been satisfied by March 31, 2024, then all of the Conditional Amendments will automatically be effective on April 1, 2024. For the avoidance of doubt, in the event the Offering Completion Date occurs after March 31, 2024, then none of the Conditional Amendments will be effective and this Amendment will be null and void.

4.       Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Borrower has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Borrower hereunder.

(b) There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date of this Amendment which would or could materially and adversely affect the understanding of Lender expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

(c) Except as expressly set forth in this Amendment, Borrower acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the Note or any other transaction documents entered into in connection with the Note (the “Transaction Documents”).

(d) Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Amendment by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(e) Borrower represents and warrants that as of the date hereof no Events of Default or other material breaches exist under the Transaction Documents (as defined in the Purchase Agreement) or have occurred prior to the date hereof.

5.       Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with this Amendment.

6.       Other Terms Unchanged. The Note, as amended by this Amendment and any previous amendments, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Note after the date of this Amendment is deemed to be a reference to the Note as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Note, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Note, as in effect prior to the date hereof. For the avoidance of doubt, this Amendment shall be subject to the governing law, venue, and Arbitration Provisions, as set forth in the Note.

7.       No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Amendment, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

8.       Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

9.       Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

LENDER: Streeterville Capital, LLC By: /s/ John M. Fife John M. Fife, President BORROWER: Outlook Therapeutics, Inc. By: /s/ Lawrence A. Kenyon Lawrence A. Kenyon, CFO

[Signature Page to Third Amendment to Convertible Promissory Note]